EXHIBIT (h)(4)(a)

                                                   July 31, 2016

Eaton Vance Funds

Two International Place

Boston, Massachusetts 02110

Re:

Expense Waivers/Reimbursements

Ladies and Gentlemen:

As you know, we and certain of our affiliates (collectively referred to herein as “we,” “us” or “our” as the context requires) currently provide administrative, advisory, distribution and/or other services to the Eaton Vance Funds. We hereby agree with each series of the trusts and/or corporations listed on Schedule A to this letter (each a “Trust” and collectively the “Trusts”) that for each class of shares of each series of the Trust listed we will waive our fees and/or reimburse operating expenses (other than Excluded Expenses, as defined below) payable by that series for each such class to the extent necessary so that the series' aggregate operating expenses for each such class  would not exceed on a per annum basis the percentage of average daily net assets specified for that series on Schedule A or such other agreed upon amount specified on Schedule A (referred to herein as the “contractual expense cap”).

Series and class expenses are accrued, and any applicable contractual expense caps are applied, daily.  If for any period during a series’ fiscal year we have waived our fees or reimbursed any expenses, we will be entitled to recoup from the relevant series and/or class such amounts to the extent expenses in another period during that fiscal year are less than the contractual expense cap and such amounts have not already been recouped.

The term “Excluded Expenses” means: brokerage commission costs; expenditures capitalized in accordance with generally accepted accounting principles; acquired fund fees and expenses (as determined in accordance with the instructions to Item 3 of Form N-1A) to the extent the acquired fund is (a) not affiliated with the series (unless otherwise noted on Schedule A) or (b) Eaton Vance Cash Free Reserves Fund, LLC; any performance-based adjustment to an asset-based investment advisory fee; expenses of interest (including but not limited to securities lending agency fees), taxes, litigation, indemnification; or other expenses not incurred in the ordinary course of a series’ or class’ business.  Notwithstanding the foregoing, in the event the operating expenses of a series (or a class thereof) that invests substantially all of its assets in one or more underlying investment companies advised or administered by us (referred to herein as “Portfolios”) exceed that series’ contractual expense cap after the waiver of our series level fees and reimbursement of series/class level expenses, we may waive our fees at the Portfolio level or reimburse Portfolio level operating expenses to the extent necessary to achieve the contractual expense cap for the series.

In addition, from time to time we may waive our fees and/or reimburse operating expenses (other than Excluded Expenses) for classes of shares of certain series of the Eaton Vance Funds on a voluntary basis (referred to herein as a “voluntary fee cap”).  We may modify or terminate a voluntary fee cap at any time, provided that we notify you in advance of any such modification or termination.  In the event the modification or termination is to be implemented prior to your next meeting, we will notify the Chairman of the Board of the modification or termination.  We may recoup amounts we waive or reimburse pursuant to a voluntary fee cap on the same basis as we may recoup amounts waived or reimbursed pursuant to a contractual expense cap (described above).

The agreements in this letter will take effect as to each series and class on the date indicated on Schedule A and will remain in effect as to each series and class until the date specified opposite that series on Schedule A. Thereafter, the agreements in this letter will automatically renew for one-year terms unless we provide you with notice of the termination of the contractual expense cap for a given class and/or series prior to the end of the then current term for that class and series.  In addition, the agreements in this letter will terminate upon us ceasing to serve as the investment adviser of the series or the Portfolio(s) in which that series invests.  We may amend Schedule A hereto from time to time, with the consent of the Trusts, to add series and classes and to reflect the extension of termination dates.  Any other amendment to the terms of this letter or to Schedule A would require the written agreement of both you and us.

We, Eaton Vance Management, and each of the Trusts are duly organized and validly existing under the laws of the jurisdiction in which they are formed.  We acknowledge that all persons dealing with a Trust that is Massachusetts business trust formed under a declaration of trust must look solely to the property of that Trust for satisfaction of claims of any nature against the Trust, as neither the trustees, officers, employees nor shareholders of the Trust assume any personal liability in connection with its business or for obligations entered into on its behalf.  Each Trust acknowledges that all persons dealing with Eaton Vance Management must look solely to the property of Eaton Vance Management for satisfaction of claims of any nature against Eaton Vance, as neither the trustees, officers, employees nor shareholders of Eaton Vance Management assume any personal liability in connection with its business or for obligations entered into on our behalf.

Please sign below to confirm your agreement with the terms of this letter.

Sincerely,

Eaton Vance Management

By:  /s/ Thomas E. Faust Jr.

Name:

Thomas E. Faust Jr.

Title:

President

Agreed:

On behalf of the Eaton Vance Funds

By:  /s/ Maureen A. Gemma

Name:

Maureen A. Gemma

Title:

Secretary

Schedule A

As of July 31, 2016

Trust, Series and Class	Contractual Expense Cap	Effective Date	Termination Date
Eaton Vance Growth Trust
Greater China Growth Fund Class A	1.95%	4/28/2011	12/31/2016
Greater China Growth Fund Class B	2.65%	4/28/2011	12/31/2016
Greater China Growth Fund Class C	2.65%	4/28/2011	12/31/2016
Greater China Growth Fund Class I	1.65%	4/28/2011	12/31/2016

Worldwide Health Sciences Fund Class A	1.25%	7/1/2016	12/31/2017
Worldwide Health Sciences Fund Class B	2.00%	7/1/2016	12/31/2017
Worldwide Health Sciences Fund Class C	2.00%	7/1/2016	12/31/2017
Worldwide Health Sciences Fund Class I	1.00%	7/1/2016	12/31/2017
Worldwide Health Sciences Fund Class R	1.50%	7/1/2016	12/31/2017

Atlanta Capital Select Equity Fund Class A	1.20%	12/30/2011	1/31/2017
Atlanta Capital Select Equity Fund Class C	1.95%	3/19/2013	1/31/2017
Atlanta Capital Select Equity Fund Class I	0.95%	12/30/2011	1/31/2017

Focused Growth Opportunities Fund Class A	1.05%	6/30/2014	6/30/2017
Focused Growth Opportunities Fund Class C	1.80%	6/30/2014	6/30/2017
Focused Growth Opportunities Fund Class I	0.80%	6/30/2014	6/30/2017

Focused Value Opportunities Fund Class A	1.05%	6/30/2014	6/30/2017
Focused Value Opportunities Fund Class C	1.80%	6/30/2014	6/30/2017
Focused Value Opportunities Fund Class I	0.80%	6/30/2014	6/30/2017

Hexavest Emerging Markets Equity Fund Class A	1.45%	4/1/2015	11/30/2016
Hexavest Emerging Markets Equity Fund Class I	1.20%	4/1/2015	11/30/2016

Hexavest Global Equity Fund Class A	1.23%	4/1/2016	11/30/2016
Hexavest Global Equity Fund Class I	0.98%	4/1/2016	11/30/2016

Hexavest International Equity Fund Class A	1.20%	4/1/2015	11/30/2016
Hexavest International Equity Fund Class I	0.95%	4/1/2015	11/30/2016

Focused Global Opportunities Fund Class I	0.95%	12/15/2015	3/31/2017

Focused International Opportunities Fund Class I	1.00%	12/15/2015	3/31/2017

International Small-Cap Fund Class A	1.40%	12/15/2015	3/31/2017
International Small-Cap Fund Class I	1.15%	12/15/2015	3/31/2017

Eaton Vance NextShares Trust
Global Income Builder NextShares	0.90%	3/28/2016	2/28/2017

Stock NextShares	0.65%	2/25/2016	4/30/2017

Eaton Vance NextShares Trust II
TABS 5-to-15 Year Laddered Municipal Bond NextShares	0.35%	3/28/2016	5/31/2017

Eaton Vance Municipals Trust
Municipal Opportunities Fund Class A	1.00%	7/10/2014	11/30/2016
Municipal Opportunities Fund Class C	1.75%	8/18/2014	11/30/2016
Municipal Opportunities Fund Class I	0.75%	7/10/2014	11/30/2016

Eaton Vance Municipals Trust II
TABS Intermediate-Term Municipal Bond Fund Class A	0.90%	6/1/2014	5/31/2017
TABS Intermediate-Term Municipal Bond Fund Class C	1.65%	6/1/2014	5/31/2017
TABS Intermediate-Term Municipal Bond Fund Class I	0.65%	6/1/2014	5/31/2017

Trust, Series and Class	Contractual Expense Cap	Effective Date	Termination Date
Eaton Vance Municipals Trust II (continued)
TABS 1-to-10 Year Laddered Municipal Bond Fund Class A	0.65%	5/3/2015	5/31/2017
TABS 1-to-10 Year Laddered Municipal Bond Fund Class C	1.40%	5/3/2015	5/31/2017
TABS 1-to-10 Year Laddered Municipal Bond Fund Class I	0.40%	5/3/2015	5/31/2017

TABS 5-to-15 Year Laddered Municipal Bond Fund Class A	0.65%	4/15/2015	5/31/2017
TABS 5-to-15 Year Laddered Municipal Bond Fund Class C	1.40%	4/15/2015	5/31/2017
TABS 5-to-15 Year Laddered Municipal Bond Fund Class I	0.40%	4/15/2015	5/31/2017

TABS 10-to-20 Year Laddered Municipal Bond Fund Class A	0.65%	5/3/2015	5/31/2017
TABS 10-to-20 Year Laddered Municipal Bond Fund Class C	1.40%	5/3/2015	5/31/2017
TABS 10-to-20 Year Laddered Municipal Bond Fund Class I	0.40%	5/3/2015	5/31/2017

Eaton Vance Mutual Funds Trust
Emerging Markets Local Income Fund Class A	1.25%	3/1/2009	2/28/2017
Emerging Markets Local Income Fund Class C	1.95%	8/1/2010	2/28/2017
Emerging Markets Local Income Fund Class I	0.95%	11/30/2009	2/28/2017

Diversified Currency Income Fund Class A	1.10%	3/1/2008	2/28/2017
Diversified Currency Income Fund Class C	1.80%	3/1/2011	2/28/2017
Diversified Currency Income Fund Class I	0.80%	3/1/2011	2/28/2017

Stock Fund Class A	0.98%	1/1/2016	4/30/2017
Stock Fund Class I	1.73%	1/1/2016	4/30/2017
Stock Fund Class C	0.73%	1/1/2016	4/30/2017

Parametric Commodity Strategy Fund Investor Class	0.95%	7/10/2014	4/30/2017
Parametric Commodity Strategy Fund Institutional Class	0.70%	7/10/2014	4/30/2017

Parametric International Equity Fund Investor Class	0.90%	7/10/2014	5/31/2017
Parametric International Equity Fund Institutional Class	0.65%	7/10/2014	5/31/2017
Parametric International Equity Fund Class R	1.15%	8/10/2015	5/31/2017
Parametric International Equity Fund Class R6	0.62%	8/10/2015	5/31/2017

Core Plus Bond Fund Class A	0.80%	2/1/2015	1/31/2017
Core Plus Bond Fund Class C	1.55%	2/1/2015	1/31/2017
Core Plus Bond Fund Class I	0.55%	2/1/2015	1/31/2017

Tax-Managed Global Small-Cap Fund Class A	1.40%	1/1/2016	2/28/2017
Tax-Managed Global Small-Cap Fund Class C	2.15%	1/1/2016	2/28/2017
Tax-Managed Global Small-Cap Fund Class I	1.15%	1/1/2016	2/28/2017

Tax-Managed Multi-Cap Growth Fund Class A	1.40%	3/1/2013	2/28/2017
Tax-Managed Multi-Cap Growth Fund Class B	2.15%	3/1/2013	2/28/2017
Tax-Managed Multi-Cap Growth Fund Class C	2.15%	3/1/2013	2/28/2017

Multi-Strategy All Market Fund Class A	1.35%	11/1/2011	2/28/2017
Multi-Strategy All Market Fund Class C	2.10%	11/1/2011	2/28/2017
Multi-Strategy All Market Fund Class I	1.10%	11/1/2011	2/28/2017

Parametric Tax-Managed International Equity Fund Investor Class	1.50%	12/1/2012	2/28/2017
Parametric Tax-Managed International Equity Fund Class C	2.25%	12/1/2012	2/28/2017
Parametric Tax-Managed International Equity Fund Institutional Class	1.25%	12/1/2012	2/28/2017

Short Duration High Income Fund Class A	1.05%	11/1/2013	2/28/2017
Short Duration High Income Fund Class I	0.80%	11/1/2013	2/28/2017

Parametric Emerging Markets Core Fund Investor Class	1.15%	9/24/2013	12/31/2016
Parametric Emerging Markets Core Fund Institutional Class	0.90%	9/24/2013	12/31/2016

Trust, Series and Class	Contractual Expense Cap	Effective Date	Termination Date
Eaton Vance Mutual Funds Trust (continued)
Parametric Dividend Income Fund Investor Class	0.85%	7/10/2014	6/30/2017
Parametric Dividend Income Fund Institutional Class	0.60%	7/10/2014	6/30/2017

Global Macro Capital Opportunities Fund Class A	1.65%	11/3/2014	2/28/2017
Global Macro Capital Opportunities Fund Class I	1.40%	11/3/2014	2/28/2017

Eaton Vance Series Fund, Inc.
Emerging Markets Debt Opportunities Fund Class A	1.15%	9/3/2015	11/30/2016
Emerging Markets Debt Opportunities Fund Class I	0.90%	9/3/2015	11/30/2016
Emerging Markets Debt Opportunities Fund Class R6	0.85%	9/3/2015	11/30/2016

Eaton Vance Special Investment Trust
Short Duration Real Return Fund Class A	0.90%	7/16/2013	2/28/2017
Short Duration Real Return Fund Class C	1.65%	7/16/2013	2/28/2017
Short Duration Real Return Fund Class I	0.65%	7/16/2013	2/28/2017

Hedged Stock Fund Class A	1.15%	10/31/2014	3/31/2017
Hedged Stock Fund Class C	1.90%	10/31/2014	3/31/2017
Hedged Stock Fund Class I	0.90%	10/31/2014	3/31/2017

Core Bond Fund Class I	0.50%	12/1/2011	4/30/2017
Core Bond Fund Class A	0.75%	12/1/2011	4/30/2017

Real Estate Fund Class I	1.00%	5/1/2007	4/30/2017
Real Estate Fund Class A	1.25%	6/8/2010	4/30/2017

Growth Fund Class A	1.05%	7/10/2014	4/30/2017
Growth Fund Class C	1.80%	7/10/2014	4/30/2017
Growth Fund Class I	0.80%	7/10/2014	4/30/2017
Growth Fund Class R	1.30%	7/10/2014	4/30/2017

Commodity Strategy Fund Class A	1.35%	11/6/2015	4/30/2017
Commodity Strategy Fund Class C	2.10%	11/6/2015	4/30/2017
Commodity Strategy Fund Class I	1.10%	11/6/2015	4/30/2017

Greater India Fund Class A	1.88%	4/28/2011	4/30/2017
Greater India Fund Class B	2.58%	4/28/2011	4/30/2017
Greater India Fund Class C	2.58%	4/28/2011	4/30/2017
Greater India Fund Class I	1.58%	4/28/2011	4/30/2017

Global Small-Cap Fund Class A	1.40%	1/1/2016	4/30/2017
Global Small-Cap Fund Class C	2.15%	1/1/2016	4/30/2017
Global Small-Cap Fund Class I	1.15%	1/1/2016	4/30/2017

Balanced Fund Class A	0.98%	1/1/2016	4/30/2017
Balanced Fund Class B	1.73%	1/1/2016	4/30/2017
Balanced Fund Class C	1.73%	1/1/2016	4/30/2017
Balanced Fund Class I	0.73%	1/1/2016	4/30/2017
Balanced Fund Class R	1.23%	5/1/2016	4/30/2017
Balanced Fund Class R6	0.69%	5/1/2016	4/30/2017

Eaton Vance Variable Trust
VT Large-Cap Value Fund Initial Class	1.20%	5/1/2015	5/1/2017
VT Large-Cap Value Fund ADV Class	0.95%	5/1/2015	5/1/2017
VT Large-Cap Value Fund Institutional Class	0.70%	5/1/2016	5/1/2017